                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 30, 1997




                        ALLIANCE CAPITAL MANAGEMENT L.P.
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            (Exact name of registrant as specified in its charter)


           Delaware                  1-9818             13-3434400
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(State or other jurisdiction of     (Commission        (I.R.S. Employer
 incorporation or organization)      File Number)       Identification Number)


1345 Avenue of the Americas, New York, New York          10105
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(Address of principal executive offices)               (Zip Code)


                                212-969-1000
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             (Registrant's telephone number including area code)

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Item 1.   CHANGES IN CONTROL OF REGISTRANT

          Not applicable.

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          Not applicable.

Item 3.   BANKRUPTCY OR RECEIVERSHIP

          Not applicable.

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Not applicable.

Item 5.   OTHER EVENTS

               Alliance Capital Management L.P. ("Partnership") intends to make an election under Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the tax basis of its assets in connection with sales and exchanges of Units in the secondary market that occur on or after January 1, 1998. Accordingly, purchasers of Units on or after that date will be entitled to claim deductions for their proportionate share of the Partnership's amortizable and depreciable assets.

               When a person purchases a Unit on or after January 1, 1998, the tax basis of the Partnership's assets will be adjusted, solely for purposes of computing the purchaser's taxable income, in an amount equal to the difference between the price paid for the Unit and the portion of the Partnership's tax basis in its assets that is attributable to the Unit. If the purchase price exceeds such portion of the Partnership's tax basis, the adjustment will increase the tax basis of the Partnership's assets and the purchaser generally will be entitled to claim amortization and depreciation deductions for the portion of the adjustment allocated to the Partnership's amortizable and depreciable assets. It is expected that the adjustments will be allocated primarily to the Partnership's intangible assets, which generally will be amortizable ratably over a 15-year

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          period. Based on the closing price of $37.75 per Unit on December 26,
          1997, and the estimated allocation of Section 754 adjustments among the Partnership's assets on such date, management of the Partnership estimates that such amortization deductions will reduce taxable income per Unit for a Unitholder who purchases Units on January 1, 1998 and holds such Units for all of 1998 by approximately $1.50 to $2.00. Since the magnitude of such deductions depends principally upon the price paid for a Unit, there can be no assurance as to the amount of deductions which may in fact be available. In addition, ordinary income will be recognized on the sale of a Unit to the extent of amortization deductions claimed.

               The calculations of basis adjustments under Section 754 are highly complex and there is little legal authority dealing with their mechanics in the context of large, publicly-held partnerships. To avoid undue administrative burdens, the Partnership intends to adopt certain conventions which the Partnership believes are reasonable and consistent with conventions used by other publicly traded limited partnerships. Although such conventions may not conform precisely with existing Treasury Regulations, the Partnership believes that these conventions are consistent with the principles and purposes of the applicable provisions of the tax law. In addition, the
          Partnership intends to administer basis adjustments so that the tax treatment of a Unitholder who purchases a Unit or Units on or after January 1, 1998 will not depend on the particular Unit or Units purchased. There can be no assurance, however, that the Internal Revenue Service will not challenge the conventions used by the Partnership and the allocation of the adjustments among the Partnership's assets. If such a challenge were successful, the taxable income of Unitholders could be increased without any corresponding increase in cash distributions and the Units would not have uniform tax characteristics, both of which could adversely affect the market value and marketability of the Units. The Section 754 election, once made, is irrevocable without the consent of the
          Internal Revenue Service.
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               Certain statements provided by the Partnership in this report are
          "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of the Partnership's sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions and government regulations, including changes in tax rates. The Partnership cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; the Partnership undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Item 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

          Not applicable.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Businesses Acquired

               None.

          (b)  Pro Forma Financial Information

               None.

          (c)  Exhibits

               None.

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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ALLIANCE CAPITAL MANAGEMENT L.P.

Dated: December 30, 1997      By:  Alliance Capital Management Corporation,
                                   General Partner


                              By:  /s/ Robert H. Joseph, Jr.
                                   -------------------------
                                   Robert H. Joseph, Jr.
                                   Senior Vice President and
                                   Chief Financial Officer





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